UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	December 16, 2013

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 43rd Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Item 2.02	Results of Operations and Financial Condition.

On Monday, December 16, 2013, AmTrust Financial Services, Inc. (the “Company”) will hold a conference call at 5:00 PM Eastern time. Barry Zyskind, the Company’s Chief Executive Officer, and Ronald E. Pipoly, Jr., the Company’s Chief Financial Officer, will comment on the Company’s recent stock activity and provide an update on the outlook for year-end 2013 and 2014.  Specifically, Mr. Zyskind and Mr. Pipoly plan to address the Company’s investment in life settlements, clarifying the accounting treatment for the life settlement portfolio. In addition, Mr. Zyskind and Mr. Pipoly plan to discuss the Company’s acquisitions of Luxembourg reinsurance companies and how the results of those operations appear in the Company’s consolidated financial statements.

Life settlement portfolio

Within the Company's life settlement portfolio, to date the Company has had seven mortality events with a benefit of $40.5 million on a consolidated basis. The Company purchased these seven policies for $1.7 million, paid $1.9 million of premium and carried the policies at a carrying value of $8.5 million. These seven policies resulted in an economic gain of $32.0 million and a cash gain of $36.9 million.

Financial impact of Luxembourg reinsurance companies

From January 1, 2009 through the first nine months of 2013, the Company has earned pre-tax profits of approximately $1.1 billion.  Less than $25 million of that pre-tax profit, or just under 2.5%, resulted from the Company’s direct operations in Luxembourg.

The Company included the call-in and webcast information for the conference call, as well as information as to the accessibility of the replay of the conference call, in its press release issued this morning. A transcript of the conference call will be made available on the Company’s website at http://ir.amtrustgroup.com/events.cfm.

Item 7.01	Regulation FD Disclosure.

The information required by this Item 7.01 is set forth under Item 2.02 above and is hereby incorporated by reference in response to this Item.

The information under these Items 2.02 and 7.01 shall be deemed to be “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.  The furnishing of the information in this Form 8-K is not intended to, and does not, constitute a determination or admission by the Company that the information in this Form 8-K is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Forward Looking Statements

The topics discussed on the conference call may contain “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the effect of the performance of financial markets on our investment portfolio, our estimates of the fair value of our life settlement contracts, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, regulations and regulatory investigations into industry practices, risks associated with conducting business outside the United States, developments relating to existing agreements, disruptions to our business relationships with Maiden Holdings, Ltd., National General Holdings Corp., or third party agencies and warranty administrators, breaches in data security or other disruptions involving our technology, heightened competition, changes in pricing environments, and changes in asset valuations. The forward-looking statements made on the conference call are made only as of the date of the conference call. The Company undertakes no obligation to publicly update any forward-looking statements except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-K and its quarterly reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date	December 16, 2013

/s/ Stephen Ungar
Stephen Ungar
Senior Vice President, General Counsel and Secretary